Exhibit 99.1

EV Energy Partners Announces First Quarter 2016 Results

HOUSTON, May 10, 2016 /GlobeNewswire/ -- EV Energy Partners, L.P. (NASDAQ: EVEP) today announced results for the first quarter of 2016 and the filing of its Form 10-Q with the Securities and Exchange Commission. In addition, EVEP provided an update of its commodity hedge positions.

First Quarter 2016 Results

Adjusted EBITDAX for the first quarter of 2016 was $20.2 million, a 62 percent decrease from the first and fourth quarters of 2015. EVEP reported Distributable Cash Flow of $(1.2) million for the first quarter of 2016. The decreases in Adjusted EBITDAX and Distributable Cash Flow were primarily attributable to lower realized commodity prices, lower realized hedge gains and the sale of midstream interests in the second quarter of 2015. The decreases were partially offset by the addition of producing properties acquired on October 1, 2015. Adjusted EBITDAX and Distributable Cash Flow are Non-GAAP financial measures and are described in the attached table under “Non-GAAP Measures.”

Production for the first quarter of 2016 was 12.8 Bcf of natural gas, 317 Mbbls of oil and 602 Mbbls of natural gas liquids, or 201.4 million cubic feet equivalent per day (Mmcfe/day). This represents a 17 percent increase over first quarter 2015 production of 172.5 Mmcfe/day and a 4 percent decrease from fourth quarter 2016 production of 209.8 Mmcfe/day. The increase over the first quarter 2015 was due to the addition of producing properties acquired on October 1, 2015. The decrease from the fourth quarter 2015 is primarily due to the reduction in drilling activity.

EVEP reported a net loss of $29.0 million, or $(0.58) per basic and diluted weighted average limited partner unit outstanding, for the first quarter of 2016. Included in net loss were the following items:

•	$10.0 million of non-cash losses on commodity and interest rate derivatives,
•	$3.2 million of gain on settlement of contract,
•	$1.6 million of non-cash costs contained in general and administrative expenses,
•	$0.7 million of impairment charges related to the write down of certain oil and natural gas properties due to a change in the development plans for acreage in the Utica Shale, and
•	$0.1 million of dry hole and exploration costs.

For the fourth quarter of 2015, EVEP reported a net loss of $71.3 million, or $(1.43) per basic and diluted weighted average limited partner unit outstanding. For the first quarter of 2015, EVEP reported a net loss of $61.7 million, or $(1.25) per basic and diluted weighted average limited partner unit outstanding.

“Despite the challenging commodity price environment, production and operating costs for the first quarter were in line with our expectations, and we generated positive free cash flow after interest expense and capital expenditures. At current strip prices, we expect free cash flow to increase for the remainder of the year as our actual quarterly capital expenditures are projected to decline from first quarter levels. We plan to use free cash flow to further reduce debt.

“Additionally, our recently announced $73 million Senior Notes repurchase reduces our annualized interest expense by $4.8 million. These Senior Notes were purchased at an average price to par of 41.2 percent. Currently, our total debt is $638 million, and we have over $170 million of liquidity between balance sheet cash and available borrowing base capacity," said Michael Mercer, President and CEO.

Additional Commodity Hedges

EVEP has recently entered into the following additional commodity hedges since its press release on April 4, 2016. EVEP’s current hedge position, including these new hedges, is presented at the end of this press release under Total Hedge Position.

		Swap	Swap	Collar	Collar	Collar
Period	Index	Volume	Price	Volume	Floor	Ceiling
Natural Gas (Mmmbtus)
May - Dec 2016	NYMEX	3,430	$2.28
2017	NYMEX			10,950	$2.75	$3.27

Crude (Mbbls)
May - Sep 2016	WTI	153	$41.95

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available on our first quarter 2016 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call

As announced on April 27, 2016, EV Energy Partners, L.P. will host an investor conference call on May 10, 2016, at 9 a.m. Eastern Standard Time (8 a.m. Central). Investors interested in participating in the call may dial 1-888-510-1765 (quote conference ID 4054817) at least 5 minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://www.evenergypartners.com.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available on the Internet at http://www.evenergypartners.com.

(code #: EVEP/G)

Forward Looking Statements

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about, future plans, our reserve quantities and the present value of our reserves, estimates of maintenance capital and production amounts and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EVEP. These statements are based on certain assumptions made by EVEP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties, exploration and development activities, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EVEP with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended March 31,
	2016	2015
Production data:
Oil (Mbbls)	317	241
Natural gas liquids (Mbbls)	602	582
Natural gas (Mmcf)	12,818	10,588
Net production (Mmcfe)	18,331	15,525
Average sales price per unit: (1)
Oil (Bbl)	$29.12	$44.02
Natural gas liquids (Bbl)	12.22	15.12
Natural gas (Mcf)	1.65	2.55
Mcfe	2.06	2.99
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.58	$1.52
Production taxes	0.09	0.11
Total	1.67	1.63
Depreciation, depletion and amortization	1.54	1.67
General and administrative expenses	0.46	0.80

(1) Prior to $19.8 million and $31.4 million of net hedge gains on settlements of commodity derivatives for the three months ended March 31, 2016 and March 31, 2015, respectively.

Condensed Consolidated Balance Sheets
(In $ thousands, except number of units)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$3,868	$20,415
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	18,226	24,285
Other	2,084	7,137
Derivative asset	55,136	60,662
Other current assets	3,112	3,057
Total current assets	82,426	115,556

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; March 31,
2016, $999,704; December 31, 2015, $971,449	1,766,188	1,790,455
Other property, net of accumulated depreciation
and amortization; March 31, 2016, $978;
December 31, 2015, $970	1,029	1,019
Long–term derivative asset	8,096	10,741
Other assets	5,644	5,831
Total assets	$1,863,383	$1,923,602

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities:
Third party	$45,118	$43,135
Related party	6,526	5,952
Income taxes	339	11,657
Total current liabilities	51,983	60,744

Asset retirement obligations	174,974	174,003
Long–term debt	665,792	688,614
Long–term derivative liability	1,820	-
Other long–term liabilities	1,523	1,682

Commitments and contingencies

Owners’ equity:
Common unitholders - 49,055,214 units and
48,871,399 units issued and outstanding as of
March 31, 2016 and December 31, 2015, respectively	980,864	1,011,509
General partner interest	(13,573)	(12,950)
Total owners' equity	967,291	998,559
Total liabilities and owners' equity	$1,863,383	$1,923,602

Condensed Consolidated Statements of Operations
(In $ thousands, except per unit data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Oil, natural gas and natural gas liquids revenues	$37,739	$46,425
Transportation and marketing–related revenues	511	817
Total revenues	38,250	47,242

Operating costs and expenses:
Lease operating expenses	28,915	23,524
Cost of purchased natural gas	336	574
Dry hole and exploration costs	130	414
Production taxes	1,671	1,748
Accretion expense on obligations	2,040	1,201
Depreciation, depletion and amortization	28,205	25,896
General and administrative expenses	8,378	12,415
Impairment of oil and natural gas properties	687	58,173
Gain on settlement of contract	(3,185)	-
Gain on sales of oil and natural gas properties	-	(537)
Total operating costs and expenses	67,177	123,408

Operating loss	(28,927)	(76,166)

Other (expense) income, net:
Gain on derivatives, net	9,834	23,610
Interest expense	(10,821)	(14,135)
Other income (expense), net	755	(196)
Total other (expense) income, net	(232)	9,279

Loss from continuing operations before income taxes	(29,159)	(66,887)
Income taxes	159	150
Loss from continuing operations	(29,000)	(66,737)
Income from discontinued operations	-	5,070
Net loss	$(29,000)	$(61,667)

Basic and diluted earnings per limited partner unit:
Loss from continuing operations	$(0.58)	$(1.35)
Income from discontinued operations	-	$0.10
Net loss	$(0.58)	$(1.25)

Weighted average limited partner units outstanding (basic and diluted)	49,027	48,795

Distributions declared per unit	$-	$0.50

Condensed Consolidated Statements of Cash Flows
(In $ thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(29,000)	$(61,667)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Income from discontinued operations	-	(5,070)
Amortization of volumetric production payment liability	(1,020)	-
Accretion expense on obligations	2,040	1,201
Depreciation, depletion and amortization	28,205	25,896
Equity–based compensation cost	1,600	4,952
Impairment of oil and natural gas properties	687	58,173
Gain on sales of oil and natural gas properties	-	(537)
Gain on derivatives, net	(9,834)	(23,610)
Cash settlements of matured derivative contracts	18,350	30,533
Other	413	355
Changes in operating assets and liabilities:
Accounts receivable	10,909	9,151
Other current assets	(178)	82
Accounts payable and accrued liabilities	3,520	5,799
Income taxes	(11,318)	-
Other, net	(138)	-
Net cash flows provided by operating activities	14,236	45,258

Cash flows from investing activities:
Additions to oil and natural gas properties	(7,828)	(25,577)
Proceeds from sale of oil and natural gas properties	2,420	774
Cash settlements from acquired derivative contracts	1,475	-
Other	18	18
Net cash flows used in investing activities	(3,915)	(24,785)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(28,000)	-
Long-term debt borrowings	5,000	10,000
Loan costs incurred	-	(3,277)
Contributions from general partner	-	91
Distributions paid	(3,868)	(25,274)
Net cash flows used in financing activities	(26,868)	(18,460)

(Decrease) increase in cash and cash equivalents	(16,547)	2,013
Cash and cash equivalents – beginning of period	20,415	8,255
Cash and cash equivalents – end of period	$3,868	$10,268

Non GAAP Measures

We define Adjusted EBITDAX as net loss plus income from discontinued operations, EBITDAX from discontinued operations, income taxes, interest expense, net, cash settlements of matured interest rate swaps, depreciation, depletion and amortization, accretion expense on obligations, amortization of volumetric production payment (VPP), gain on derivatives, net, cash settlements of matured derivative contracts, non-cash equity-based compensation, impairment of oil and natural gas properties, non-cash inventory write down expense, dry hole and exploration costs, gain on sales of oil and natural gas properties, gain on settlement of contract, and loss on sale of investment in unconsolidated affiliates, contained in Other (expense) income, net. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income taxes, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. We believe these financial measures may indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Loss to Adjusted EBITDAX and Distributable Cash Flow
(In $ thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015

Net loss	$(29,000)	$(61,667)

Add:
Income from discontinued operations	-	(5,070)
EBITDAX from discontinued operations	-	8,297
Income taxes	(159)	(150)
Interest expense, net	10,816	14,135
Cash settlements of matured interest rate swaps	-	864
Depreciation, depletion and amortization	28,205	25,896
Accretion expense on obligations	2,040	1,201
Amortization of VPP	(1,020)	-
Gain on derivatives, net	(9,834)	(23,610)
Cash settlements of matured derivative contracts	19,825	30,533
Non-cash equity-based compensation	1,600	4,952
Impairment of oil and natural gas properties	687	58,173
Non-cash inventory write down expense	123	149
Dry hole and exploration costs	130	414
Gain on sales of oil and natural gas properties	-	(537)
Gain on settlement of contract	(3,185)	-
Loss on sale of investment in unconsolidated affiliates, contained in Other (expense) income, net	-	358
Adjusted EBITDAX	$20,228	$53,938

Less:
Cash income taxes	-	-
Cash interest expense, net	10,399	13,577
Realized losses on interest rate swaps	-	864
Estimated maintenance capital expenditures (1)	11,000	13,415
Distributable Cash Flow	$(1,171)	$26,082

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

Total Hedge Position

EVEP’s total hedge position as of May 9, 2016, including the recent additional hedges mentioned above, is as follows:

		Swap	Swap	Collar	Collar	Collar
Period	Index	Volume	Price	Volume	Floor	Ceiling
Natural Gas (Mmmbtus)
Apr - Dec 2016	NYMEX	33,405	$3.44
2017	NYMEX	32,850	$3.07	10,950	$2.75	$3.27

Crude (Mbbls)
Apr 2016	WTI	30	$90.14
May - Sep 2016	WTI	612	$53.75
Oct - Dec 2016	WTI	92	$90.14

Ethane (Mbbls)
Apr - Dec 2016	Mt Belvieu	2.8	$9.14

		Notional Amount	Fixed Rate
Interest Rate Swap Agreements		($ mill)
Jan 2017 - Dec 2017		100	1.039%
Jan 2018 - Sep 2020		100	1.795%

EV Energy Partners, L.P., Houston

Nicholas Bobrowski

713-651-1144

http://www.evenergypartners.com